Exhibit 99.1

Earnings Release FY18 Q1	Investor Contact
Gerry Gould, VP-Investor Relations
(781) 356-9402
gerry.gould@haemonetics.com

Haemonetics Reports 1st Quarter Fiscal 2018 Results

Braintree, MA, August 7, 2017 - Haemonetics Corporation (NYSE: HAE) reported financial results for its first fiscal 2018 quarter ended July 1, 2017.

•	Revenue of $211.0 million

•	Net income of $0.38 per share; adjusted net income of $0.33 per share

•	Cash flows from operating activities of $38.4 million; Free cash flow of $25.7 million

Chris Simon, Haemonetics’ CEO, stated: “Our first quarter revenue, earnings and cash flow were consistent with our expectations and provide a solid start to fiscal 2018. Plasma and Hospital disposables revenue grew at or above the market and the rate of decline in Blood Center revenue slowed, while ongoing cost reductions contributed to earnings and cash flow growth.

“We are progressing with the Transformation phase of our turnaround by advancing business unit growth strategies, reducing complexity, strengthening our organization and investing to enable growth acceleration beginning in fiscal 2019.”

1st QUARTER GAAP RESULTS

Revenue of $211.0 million was up 0.5% compared to the first quarter of fiscal 2017. Business unit revenue and revenue growth rates versus the prior year quarter were as follows ($ million):

Plasma	$101.5	4.0%
Hospital	$43.9	6.1%
Hemostasis Management	$17.5	14.8%
Cell Processing & Transfusion Mgmt.	$26.3	1.0%
Blood Center	$65.6	(7.6)%

Gross margin was 43.5% in the first quarter of fiscal 2018, up 10 bps compared to the prior year first quarter. Operating expenses were $75.1 million in the first quarter of fiscal 2018, down $23.9 million or 24.1% versus the prior year first quarter. Approximately $2.4 million and $18.6 million of restructuring and turnaround costs were included in operating expenses in the first quarters of fiscal 2018 and 2017, respectively. Operating income in the first quarter of fiscal 2018 was $16.6 million compared with an operating loss of $7.9 million in the first quarter of the prior fiscal year.

First quarter fiscal 2018 net income was $20.1 million or $0.38 per share, including a gain of $8.0 million on the sale of the SEBRA line of benchtop and hand held sealers. The Company reported a net loss of $10.3 million or $0.20 per share in the prior year’s first quarter.

1st QUARTER ADJUSTED RESULTS

Revenue was up 1.0% over the first quarter of fiscal 2017 on a constant currency basis. Business unit revenue growth rates versus the prior year quarter were as follows in constant currency:

Plasma	4.3%
Hospital	6.9%
Hemostasis Management	16.7%
Cell Processing & Transfusion Mgmt.	1.5%
Blood Center	(7.1)%

First quarter 2018 Plasma revenue growth was negatively impacted by $1.2 million, or 1.2%, as a result of the recent divestiture of the SEBRA line of benchtop and hand held sealers. The Company reported 5.8% growth in Plasma disposables revenue in North America.

Adjusted gross margin was 43.5% in the first quarter of fiscal 2018, down 40 bps compared to the prior year’s first quarter. Adjusted operating expenses were $66.1 million, down $6.7 million, or 9.2%, compared to the first quarter of the prior fiscal year.

Adjusted operating income was $25.6 million in the first quarter of fiscal 2018, up $6.3 million or 32.4%, and adjusted operating margin was 12.1% up 290 bps over the 9.2% reported in the first quarter of the prior fiscal year. Adjusted net income was $17.5 million, up 35.5%, and adjusted earnings per share was $0.33, up 32.0%, versus the first quarter of fiscal 2017.

Balance Sheet and Cash Flow

Cash on hand at the end of the first quarter of fiscal 2018 was $171.7 million, an increase of $32.2 million in the quarter. The Company realized cash proceeds of $9.0 million from its SEBRA divestiture and $8.1 million from employee stock programs during the first quarter of fiscal 2018. Cash utilized included $11.6 million for debt repayments and $3.3 million for restructuring and turnaround initiatives net of tax benefits.

First quarter fiscal 2018 free cash flow was $25.7 million, including net restructuring and turnaround funding requirements, and $29.0 million before such funding.

RESTRUCTURING AND TURNAROUND EXPENSES, DEAL AMORTIZATION AND GAIN ON DIVESTITURE

The Company incurred $2.5 million of restructuring and turnaround expenses in the first quarter of fiscal 2018 and $18.8 million of such expenses in the first quarter of fiscal 2017. These expenses were excluded from the computation of adjusted earnings, as were deal amortization expenses of $6.5 million and $7.1 million in the first quarters of fiscal 2018 and 2017, respectively.

Also excluded from first quarter fiscal 2018 adjusted earnings was a gain of $8.0 million, or $0.09 per share, realized upon the divestiture of the Company’s SEBRA line of benchtop and hand held sealers.

WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS

Haemonetics will host a webcast to discuss first quarter fiscal 2018 results on Monday, August 7, 2017 at 8:00am Eastern Time. Interested parties may participate at: http://edge.media-server.com/m/p/j4vdw5fw.

The Company is posting this press release to its Investor Relations website, in addition to results analyses that will be referenced on the webcast. These analyses can be accessed by the following direct link: http://phx.corporate-ir.net/External.File?item=UGFyZW50SUQ9MzgzNzYzfENoaWxkSUQ9LTF8VHlwZT0z&t=1&cb=636361519555255111.

About Haemonetics

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative hematology products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

Forward Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans for plans or objectives related to the development and commercialization of, and regulatory approvals related to, the Company’s products, (ii) estimates or projections of financial results, financial condition, capital expenditures, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, technological advances in the medical field and standards for transfusion medicine and our ability to successfully offer products that incorporate such advances and standards, product quality, market acceptance, regulatory uncertainties, including in the receipt or timing of regulatory approvals, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, and the effect of industry consolidation as seen in the plasma market.  These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

MANAGEMENT’S USE OF NON-GAAP MEASURES

Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets, and forecast future results.

In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations. When used in this release, constant currency measures the change in revenue using a constant currency conversion rate. Adjusted operating income, net income and earnings per share exclude restructuring and turnaround and deal amortization expenses, and non-cash write-downs of goodwill and other intangible assets. Adjusted net income and earnings per share also exclude gains and losses on asset dispositions. Free cash flow is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment. Reconciliations of these measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income (Loss) for the First Quarter of FY18 and FY17
(Data in thousands, except per share data)

	7/1/2017	7/2/2016	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$210,951	$209,956	0.5%
Gross profit	91,665	91,056	0.7%

R&D	8,193	11,437	(28.4)%
S,G&A	66,861	87,500	(23.6)%
Operating expenses	75,054	98,937	(24.1)%

Operating income (loss)	16,611	(7,881)	n/m

Gain on divestiture	8,000	—	n/m
Interest and other expense, net	(1,359)	(2,177)
Income (loss) before taxes	23,252	(10,058)	n/m

Tax expense	3,115	288	n/m

Net income (loss)	$20,137	$(10,346)	n/m

Net income (loss) per common share assuming dilution	$0.38	$(0.20)	n/m

Weighted average number of shares:
Basic	52,443	51,021
Diluted	52,811	51,021

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	43.5%	43.4%	0.1%
R&D	3.9%	5.4%	(1.5)%
S,G&A	31.7%	41.7%	(10.0)%
Operating income (loss)	7.9%	(3.8)%	11.7%
Income (loss) before taxes	11.0%	(4.8)%	15.8%
Net income (loss)	9.5%	(4.9)%	14.4%

Revenue Analysis for the First Quarter of FY18 and FY17
(Data in thousands)

	Three Months Ended
	7/1/2017	7/2/2016	Percent change	Currency impact	Constant currency growth (1)
	(unaudited)
Revenues by geography
United States	$131,052	$125,700	4.3%	—%	4.3%
International	79,899	84,256	(5.2)%	(1.5)%	(3.7)%
Net revenues	$210,951	$209,956	0.5%	(0.5)%	1.0%

Revenues by business unit
Plasma	$101,507	$97,649	4.0%	(0.3)%	4.3%
Blood Center	65,565	70,943	(7.6)%	(0.5)%	(7.1)%
Cell Processing	26,336	26,076	1.0%	(0.5)%	1.5%
Hemostasis Management	17,543	15,288	14.8%	(1.9)%	16.7%
Net revenues	$210,951	$209,956	0.5%	(0.5)%	1.0%
(1) Constant currency growth, a non-GAAP financial measure, measures the change in sales between the current and prior year period using a constant currency. See description of non-GAAP financial measures contained in this release.

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	7/1/2017	4/1/2017
	(unaudited)
Assets
Cash and cash equivalents	$171,739	$139,564
Accounts receivable, net	151,507	152,683
Inventories, net	173,894	176,929
Other current assets	30,949	40,853
Total current assets	528,089	510,029
Property, plant & equipment, net	321,953	323,862
Intangible assets, net	173,420	177,540
Goodwill	210,930	210,841
Other assets	16,990	16,437
Total assets	$1,251,382	$1,238,709

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$65,876	$61,022
Other current liabilities	139,647	150,157
Total current liabilities	205,523	211,179
Long-term debt	237,167	253,625
Other long-term liabilities	35,922	34,295
Stockholders' equity	772,770	739,610
Total liabilities & stockholders' equity	$1,251,382	$1,238,709

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Three Months Ended
	7/1/2017	7/2/2016
	(unaudited)
Cash Flows from Operating Activities:
Net income (loss)	$20,137	$(10,346)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	21,789	22,544
Gain on divestiture	(8,000)	—
Stock-based compensation expense	1,343	1,840
Provision for losses on accounts receivable and inventory	928	2,571
Impairment of assets	—	1,766
Change in other non-cash operating activities	658	(650)
Change in accounts receivable, net	2,203	8,239
Change in inventories, net	1,417	(3,721)
Change in other working capital	(2,050)	8,452
Net cash provided by operating activities	38,425	30,695
Cash Flows from Investing Activities:
Capital expenditures	(13,721)	(22,479)
Proceeds from divestiture	9,000	—
Proceeds from sale of property, plant and equipment	981	87
Net cash used in investing activities	(3,740)	(22,392)
Cash Flows from Financing Activities:
Debt repayments, net	(11,601)	(8,375)
Proceeds from employee stock programs	8,052	3,389
Net cash used in financing activities	(3,549)	(4,986)
Effect of exchange rates on cash and cash equivalents	1,039	(192)
Net Change in Cash and Cash Equivalents	32,175	3,125
Cash and Cash Equivalents at Beginning of the Period	139,564	115,123
Cash and Cash Equivalents at End of Period	$171,739	$118,248

Free Cash Flow Reconciliation:
Cash provided by operating activities	$38,425	$30,695
Capital expenditures, net of proceeds from sale of property, plant and equipment	(12,740)	(22,392)
Free cash flow after restructuring and turnaround costs	25,685	8,303
Restructuring and turnaround costs	4,788	10,724
Tax benefit on restructuring and turnaround costs	(1,497)	(3,188)
Free cash flow before restructuring and turnaround costs	$28,976	$15,839

Haemonetics Corporation Financial Summary
Reconciliation of Non-GAAP Measures

Haemonetics has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures. There are material limitations to the usefulness of non-GAAP measures on a standalone basis, including the lack of comparability to the GAAP financial results of other companies.
These measures are used by management to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are established based upon these non-GAAP measures. In the reconciliations below, we have removed restructuring, turnaround and other costs from our GAAP expenses. Our restructuring and turnaround costs for the periods reported are principally related to employee severance and retention, product line simplification, accelerated depreciation and other costs associated with the fiscal 2017 restructuring initiative announced May 9, 2016.
In addition to restructuring and turnaround costs, we are reporting non-GAAP earnings before deal amortization, asset impairments and gain on divestiture.
We believe this information is useful to investors because it allows for an evaluation of the Company with a focus on the performance of our core operations.

Reconciliation of Adjusted Measures for the First Quarter of FY18 and FY17
(Data in thousands except per share data)
	Three Months Ended
	7/1/2017	7/2/2016
	(unaudited)
GAAP gross profit	$91,665	$91,056
Restructuring and turnaround costs	55	183
Impairment of assets	—	924
Adjusted gross profit	$91,720	$92,163

GAAP operating expenses	$75,054	$98,937
Restructuring and turnaround costs	(2,428)	(18,633)
Impairment of assets	—	(391)
Deal amortization	(6,491)	(7,075)
Adjusted operating expenses	$66,135	$72,838

GAAP operating income (loss)	$16,611	$(7,881)
Restructuring and turnaround costs	2,483	18,816
Impairment of assets	—	1,315
Deal amortization	6,491	7,075
Adjusted operating income	$25,585	$19,325

GAAP net income (loss)	20,137	(10,346)
Restructuring and turnaround costs	2,483	18,816
Impairment of assets	—	1,315
Deal amortization	6,491	7,075
Gain on divestiture	(8,000)	—
Tax benefit associated with adjustments	(3,639)	(3,963)
Adjusted net income	$17,472	$12,897

GAAP net income (loss) per common share	$0.38	$(0.20)
Adjusted items after tax per common share assuming dilution	$(0.05)	$0.45
Adjusted net income per common share assuming dilution	$0.33	$0.25